                                   Form 8-K

                                 UNITED STATES

                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC 20549

                                   FORM 8-K
                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) October 22, 1998
                                                 ----------------


                               The Rouse Company
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            (Exact name of registrant as specified in its charter)

    Maryland                        0-1743                   52-0735512
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(State or other                  (Commission               (IRS Employer
 jurisdiction of                 File Number)            Identification No.)
 incorporation)

10275 Little Patuxent Parkway
Columbia, Maryland                                        21044-3456
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(Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code (410) 992-6000
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                                Not Applicable
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         (Former name or former address, if changed since last report)
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Item 2. Acquisition or Disposition of Assets.

On April 6, 1998, The Rouse Company (the "Company") and Westfield America, Inc.
 entered into an agreement to purchase a portfolio of interests in retail centers from TrizecHahn Centers Inc. ("TrizecHahn"). Under the terms of the agreement, as amended, the Company agreed to purchase ownership interests in eight retail centers for approximately $1.3 billion in a series of transactions expected to be completed during the third and fourth quarters of 1998. The agreement is subject to the satisfaction of certain conditions and includes a provision for the substitution of, or increase or decrease by TrizecHahn, in certain circumstances, in the number of retail centers to be acquired.

On October 22, 1998, a wholly owned subsidiary of the Company purchased from TrizecHahn assets known as Towson Town Center. As a result, the Company now has a 100% interest in Towson Town Center.

Towson Town Center is a regional shopping center in Towson, Maryland and contains approximately 536,000 square feet of leasable mall space and two department stores encompassing 419,000 square feet of space. Towson Town Center will continue to operate as a regional shopping center.

The aggregate purchase price for the property, negotiated between the Company and TrizecHahn, was approximately $254,463,000, including approximately $89,587,000 paid at closing and approximately $164,876,000 of mortgage debt secured by the property which was assumed by a subsidiary of the Company. Immediately after closing, the Company repaid this mortgage debt. The Company used proceeds of $140,000,000 from new mortgage debt secured by the property, borrowings of $20,000,000 under the Company's bridge loan credit facility and borrowings of $4,876,000 under the Company's unsecured revolving credit facility to repay the mortgage debt assumed in the purchase. The purchase price paid at closing of $89,587,000 was funded by borrowings under the Company's revolving credit facility. The bridge loan credit facility and the revolving credit facility were underwritten by The First National Bank of Chicago and Bankers Trust Company.
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Item 2. Acquisition or Disposition of Assets, continued.

Prior to the transactions, there were no material relationships between TrizecHahn and the Company or any of its affiliates, any director or officer of the Company or any affiliate of any such director or officer, except an affiliate of the Company had a 75% interest in and managed The Fashion Show Mall in Las Vegas, Nevada, in which TrizecHahn had a 25% ownership interest.
 As previously reported on a Current Report on Form 8-K, subsidiaries of the Company purchased TrizecHahn's interests in The Fashion Show Mall, Fashion Place Mall and Westdale Mall on October 7, 1998. In addition, as previously reported on a Current Report on Form 8-K, subsidiaries of the Company purchased from TrizecHahn interests in Park Meadows Mall and Valley Fair Mall on July 31, 1998.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

          (a) & (b) It is impracticable for the Company to provide any of the financial statements and pro forma financial information required by Items 7(a) and (b) at this time. The Company will file the required financial statements and pro forma financial information as soon as practicable, but in any event no later than January 5, 1999.

          (c)  The following exhibit is part of this Current Report on Form 8-K:

           Exhibit
           Number  Exhibit

            2 Asset Purchase Agreement between TrizecHahn Centers Inc. and The Rouse Company and Westfield America, Inc., dated April 6, 1998, is incorporated by reference from the Company's Current Report on Form 8-K filed August 13, 1998.
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                                   Signatures
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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       THE ROUSE COMPANY


Date:   November 5, 1998               By /s/ Jeffrey H. Donahue
                                         -----------------------
                                          Jeffrey H. Donahue
                                          Senior Vice-President and
                                            Chief Financial Officer



Date:   November 5, 1998               By  /s/ George L. Yungmann
                                           ----------------------
                                           George L. Yungmann
                                           Senior Vice-President and
                                             Controller